Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports First Quarter 2023 Results

For Release April 27, 2023

•	First quarter 2023 net income of $55.0 million increased 10% compared to first quarter of 2022 and decreased 4% compared to the fourth quarter 2022.

•	First quarter 2023 diluted earnings per common share of $1.07 increased 5% compared to the first quarter of 2022 and decreased 4% compared to the fourth quarter of 2022.

•	Total assets of $14.2 billion increased 48% compared to March 31, 2022, and increased 13% compared to December 31, 2022.

•	Loans receivable of $8.6 billion, net of allowance for credit losses on loans, increased $2.6 billion, or 43%, compared to March 31, 2022, and increased $1.1 billion, or 15% compared to December 31, 2022.

•	Net interest margin was 3.27% in the first quarter of 2023 compared to 2.62% in the first quarter of 2022 and 3.13% in the fourth quarter of 2022.

•	Efficiency ratio was 30.3% in the first quarter of 2023 compared to 30.9% in the first quarter of 2022 and 31.3% in the fourth quarter of 2022.

•	As of March 31, 2023, the Company had $4.0 billion in unused borrowing capacity with the Federal Home Loan Bank and the Federal Reserve Discount window, based on available collateral.

•	The Company’s most liquid assets are in unrestricted cash, short-term investments, including interest-bearing demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit included in loans receivable. Taken together, with unused borrowing capacity, these totaled $7.8 billion, or 55%, of the $14.2 billion in total assets as of March 31, 2023.

•	Uninsured deposits totaled approximately $2 billion as of March 31, 2023, representing less than 25% of total deposits.

•	Tangible book value per common share of $22.88 increased 22% compared to $18.70 in the first quarter of 2022 and increased 5% compared to $21.88 in the fourth quarter of 2022.

•	Quarterly dividends were increased by 14%, to $.08 per common share.

•	On March 30, 2023, the Company issued and sold $158.1 million senior credit linked notes, due May 26, 2028. The net proceeds of the offering were approximately $153.5 million and resulted in a reduction of risk-weighted assets, which will benefit regulatory capital ratios as the loan pipeline continues to expand.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported first quarter 2023 net income of $55.0 million, or diluted earnings per common share of $1.07. This compared to $50.1 million, or diluted earnings per common share of $1.02 in the first quarter of 2022, and compared to $57.2 million, or diluted earnings per common share of $1.12 in the fourth quarter of 2022.

“We continued to deliver superior results in the first quarter by consistently minimizing interest rate and credit risk in a way that has differentiated Merchants though many economic cycles. Our strategy continues to focus on originating and selling adjustable-rate loans that typically reprice within 30 days. We have stayed short to the yield curve to conservatively match the duration of our assets and liabilities. We have also created a natural hedge between our lines of business to ensure we do well in rising or falling rate environments,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “Recent bank failures have had minimal impact to our deposit base or operations. Our liquidity continued to expand organically during the quarter, without the need to utilize the Fed’s Bank Term Funding Program. Our unused borrowing capacity increased to $4.0 billion. Although more than 75% of our deposit balances were already insured through the FDIC as of March 31, 2023, we have also seen an elevated interest in our Insured Cash Sweep, or ICS, program that extends FDIC protection up to $100 million.”

Net income of $55.0 million for the first quarter 2023 increased by $4.8 million, or 10% compared to the first quarter of 2022, primarily driven by a $35.0 million, or 53% increase in net interest income that was partially offset by a $11.2 million, or 63%, decrease in gain on sale of loans, a $7.4 million, or 76%, decrease in loan servicing fees, and a $4.4 million, or 180%, increase in provision for credit losses. Results for the first quarter 2023 included a $2.9 million negative fair market value adjustment to servicing rights compared to a $7.6 million positive adjustment in the first quarter of 2022.

Net income of $55.0 million for the first quarter 2023 decreased by $2.2 million, or 4%, compared to the fourth quarter of 2022, primarily driven by a $4.5 million, or 40%, decrease in gain on sale of loans and a $3.0 million decrease in syndication and asset management fees that were partially offset by a $5.3 million, or 6% increase in net interest income. Results for the first quarter of 2023 included a $2.9 million negative fair market value adjustment to servicing rights compared to a $0.2 million negative adjustment in the fourth quarter of 2022.

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Total Assets

Total assets of $14.2 billion at March 31, 2023 increased $4.6 billion, or 48%, compared to March 31, 2022, and increased $1.6 billion, or 13%, compared to December 31, 2022. Increases compared to both periods were primarily due to significant growth in the multi-family and healthcare loan portfolios. Additionally, the increase compared to March 31, 2022 reflected new balances in securities held to maturity.

Return on average assets was 1.71% for the first quarter of 2023 compared to 1.92% for the first quarter of 2022 and 1.84% for the fourth quarter of 2022.

Asset Quality

The allowance for credit losses on loans of $51.8 million as of March 31, 2023 increased $19.7 million, or 61%, compared to March 31, 2022 and increased $7.8 million, or 18%, compared to December 31, 2022. The increases were primarily due to growth in the multi-family, commercial and commercial real estate, and healthcare loan portfolios.

Non-performing loans were $65.3 million, or 0.76%, of loans receivable at March 31, 2023, compared to 0.08% at March 31, 2022 and 0.36% at December 31, 2022. The increase compared to March 31, 2022 was due to the delinquency of one multi-family customer and one healthcare customer.

Securities Available for Sale

Total securities available for sale of $679.5 million as of March 31, 2023 increased $365.3 million, or 116%, compared to March 31, 2022, and increased $356.2 million, or 110%, compared to December 31, 2022.

As of March 31, 2023, Accumulated Other Comprehensive Losses (“AOCI”) of $7.7 million, related to securities available for sale, increased $1.4 million compared to March 31, 2022, and decreased $2.8 million, or 28%, compared to December 31, 2022. The $7.7 million of AOCI as of March 31, 2023 represented less than 1% of total equity and less than 1% of total investment securities.

Total Deposits

Total deposits of $11.3 billion at March 31, 2023 increased $3.9 billion, or 52%, compared to March 31, 2022, and increased $1.3 billion, or 13%, compared to December 31, 2022. The increase for both periods was primarily due to an increase in brokered certificates of deposit.

Total brokered deposits of $3.7 billion at March 31, 2023 increased $3.4 billion, or 882%, from March 31, 2022 and increased $967.4 million, or 35%, from December 31, 2022. Brokered deposits represented 33% of total deposits at March 31, 2023 compared to 5% of total deposits at March 31, 2022 and 27% of total deposits at December 31, 2022. As of March 31, 2023, brokered certificates of deposit had a weighted average remaining duration of 70 days.

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The Company continues to offer new products, such as adjustable-rate certificates of deposits, to minimize interest rate risks by aligning the rate and short duration characteristics of its deposit and loan portfolios. Additionally, the Company has offered its ICS program since 2018, which extends FDIC protection up to $100 million. This program has contributed to its low level of uninsured deposits, which were below 25% of total deposits as of March 31, 2023.

Liquidity

Cash balances of $369.6 million as of March 31, 2023 decreased by $41.9 million compared to March 31, 2022 and increased by $143.4 million compared to December 31, 2022. The Company continues to have significant borrowing capacity, with unused lines of credit totaling $4.0 billion as of March 31, 2023 compared to $2.2 billion at March 31, 2022 and $3.1 billion at December 31, 2022.

This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell a significant portion of its loans, which provides flexibility in managing its liquidity.

Comparison of Operating Results for the Three Months Ended

March 31, 2023 and 2022

Net Interest Income of $100.7 million increased $35.0 million, or 53% compared to $65.7 million, reflecting higher yields and average balances on loans and loans held for sale, and new balances of securities held to maturity, which were partially offset by higher interest rates on deposits and borrowings.

•	Interest rate spread of 2.76% increased 21 basis points compared to 2.55%.

•	Net interest margin of 3.27% increased 65 basis points compared to 2.62%.

Interest Income of $211.3 million increased 178% compared to $76.0 million, reflecting an increase in both yields and average balances of loans and loans held for sale, as well as new balances in securities held to maturity.

•	Average balances of $10.6 billion for loans and loans held for sale increased 32% compared to $8.0 billion.

•	Average yield on loans and loans held for sale of 7.25% increased 361 basis points compared to 3.64%.

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Interest Expense of $110.6 million increased $100.3 million, or 975%, compared to $10.3 million. Interest expense on deposits of $104.4 million increased $95.6 million, or 1,085%, compared $8.8 million, primarily reflecting higher rates on interest bearing checking, money market, and certificates of deposit accounts.

•	Average balances of $10.5 billion for interest-bearing deposits increased 30% compared to $8.0 billion.

•	Average interest rates of 4.05% for interest-bearing deposits increased 361 basis points compared to 0.44%.

Noninterest Income of $14.3 million decreased $20.3 million, or 59%, compared to $34.6 million, primarily due to a $11.2 million, or 63%, decrease in gain on sale of loans, and a $7.4 million, or 76% decrease in loan servicing fees that included a $10.5 million lower fair market value adjustments to mortgage servicing rights.

•	The decrease in gain on sale of loans was associated with a business mix shift in multi-family lending, from volumes sold in the secondary market towards those maintained on the balance sheet.

•	Loan servicing fees included a $2.9 million negative fair market value adjustment to servicing rights, with a $0.7 million negative adjustment in the Banking segment and a $2.2 million negative adjustment in the Multi-family Mortgage Banking segment. This compared to a $7.6 million positive fair market value adjustment to mortgage servicing rights, of which $4.3 million was in the Banking segment and $3.3 million was in the Multi-family Mortgage Banking segment.

Noninterest Expense of $34.8 million increased $3.7 million, or 12%, compared to $31.0 million, primarily due to increases in deposit insurance expense and professional fees.

The efficiency ratio of 30.25% decreased 68 basis points compared to 30.93%.

Comparison of Operating Results for the Three Months Ended

March 31, 2023 and December 31, 2022

Net Interest Income of $100.7 million increased $5.3 million, or 6% compared to $95.4 million, reflecting higher yields and average balances on loans and loans held for sale that were partially offset by higher interest rates and average balances on deposits and borrowings.

•	Interest rate spread of 2.76% increased 7 basis points compared to 2.69%.

•	Net interest margin of 3.27% increased 14 basis points compared to 3.13%.

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Interest Income of $211.3 million increased $29.9 million, or 16%, compared to $181.4 million, reflecting an increase in yields and average balances of loans and loans held for sale, as well securities held to maturity.

•	Average balances of $10.6 billion for loans and loans held for sale increased $295.9 million, or 3%, compared to $10.3 billion.

•	Average yield on loans and loans held for sale of 7.25% increased 91 basis points compared to 6.34%.

Interest Expense of $110.6 million increased $24.6 million, or 29%, compared to $86.0 million. Interest expense on deposits of $104.4 million increased $23.4 million, or 29%, compared to $81.1 million, primarily due to higher interest rates on certificates of deposit, interest bearing checking, and money market accounts.

•	Average balances of $10.5 billion for interest-bearing deposits increased $467.0 million, or 5%, compared to $10.0 billion.

•	Average interest rates of 4.05% for interest-bearing deposits increased 83 basis points compared to 3.22%.

Noninterest Income of $14.3 million decreased $8.7 million, or 38%, compared $23.0 million, primarily due to a $4.5 million, or 40%, decrease in gain on sale of loans and a $3.0 million, or 71% decrease in syndication and asset management fees.

•	The decrease in gain on sale of loans was associated with lower volume in the secondary market for multi-family loans resulting from higher interest rates across the industry.

•	Loan servicing fees included a $2.9 million negative fair market value adjustment to servicing rights, with a $0.7 million negative adjustment in the Banking segment and a $2.2 million negative adjustment in the Multi-family Mortgage Banking segment. This compared to a $0.2 million negative fair market value adjustment to servicing rights, with a $0.6 million negative adjustment in the Banking segment and a $0.4 million positive adjustment in the Multi-family Mortgage Banking segment.

Noninterest Expense of $34.8 million decreased $2.3 million, or 6%, compared to $37.1 million, primarily due to decreases in professional fees and lower commission expenses.

•	The efficiency ratio of 30.3% decreased 109 basis points compared to 31.3%.

About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that primarily offers multi-family housing and healthcare facility financing and servicing. Through this segment it also serves as a syndicator of low-income housing tax credit and debt funds; Mortgage Warehousing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $14.2 billion in assets and $11.3 billion in deposits as of March 31, 2023, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, Farmers-Merchants Bank of Illinois, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

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Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Assets
Cash and due from banks	$19,002	$22,170	$13,796	$10,714	$9,853
Interest-earning demand accounts	350,584	203,994	310,165	247,432	401,668
Cash and cash equivalents	369,586	226,164	323,961	258,146	411,521
Securities purchased under agreements to resell	3,438	3,464	3,497	3,520	4,798
Mortgage loans in process of securitization	197,074	154,194	137,448	323,046	324,280
Securities available for sale	679,518	323,337	322,069	336,814	314,266
Securities held to maturity (includes $1,106,582, $1,118,966, $1,005,487, $0 and $0 at fair value, respectively)	1,104,835	1,119,078	1,005,487	—	—
Federal Home Loan Bank (FHLB) stock	39,130	39,130	39,130	39,130	28,804
Loans held for sale (includes $85,516, $82,192, $68,785, $41,991 and $14,567 at fair value, respectively)	2,855,250	2,910,576	2,844,750	2,759,116	2,289,094
Loans receivable, net of allowance for credit losses on loans of $51,838, $44,014, $38,996, $37,474 and $32,102, respectively	8,575,210	7,426,858	6,919,128	7,033,203	5,976,960
Premises and equipment, net	35,793	35,438	35,492	35,085	34,559
Servicing rights	143,867	146,248	144,984	130,710	121,036
Interest receivable	64,282	56,262	40,170	26,184	23,499
Goodwill	15,845	15,845	15,845	15,845	15,845
Intangible assets, net	1,068	1,186	1,307	1,441	1,574
Other assets and receivables	156,070	157,447	145,454	123,815	104,356
Total assets	$14,240,966	$12,615,227	$11,978,722	$11,086,055	$9,650,592
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$313,733	$326,875	$315,868	$444,461	$461,193
Interest-bearing	11,031,498	9,744,470	10,003,611	7,855,277	7,014,628
Total deposits	11,345,231	10,071,345	10,319,479	8,299,738	7,475,821
Borrowings	1,233,762	930,392	97,279	1,440,904	879,929
Deferred and current tax liabilities, net	32,827	19,613	19,124	19,414	30,695
Other liabilities	123,462	134,138	130,250	97,460	75,644
Total liabilities	12,735,282	11,155,488	10,566,132	9,857,516	8,462,089
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares, 75,000,000 shares, 75,000,000 shares, 75,000,000 shares and 50,000,000 shares
Issued and outstanding - 43,233,618 shares, 43,113,127 shares, 43,109,578 shares, 43,106,505 shares and 43,267,776 shares	138,105	137,781	137,226	136,671	137,882
Preferred stock, without par value - 5,000,000 total shares authorized
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares	50,221	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,459	137,371	—	—
Retained earnings	875,700	832,871	787,530	737,789	694,776
Accumulated other comprehensive loss	(7,729)	(10,521)	(11,686)	(8,070)	(6,304)
Total shareholders' equity	1,505,684	1,459,739	1,412,590	1,228,539	1,188,503
Total liabilities and shareholders' equity	$14,240,966	$12,615,227	$11,978,722	$11,086,055	$9,650,592

Consolidated Statement of Income
(Unaudited)
(In thousands, except share data)

	Three Months Ended			Change
	March 31,	December 31,	March, 31	1Q23	1Q23
	2023	2022	2022	vs. 4Q22	vs. 1Q22
Interest Income
Loans	$189,450	$164,682	$72,196	15%	162%
Mortgage loans in process of securitization	1,648	2,551	2,245	-35%	-27%
Investment securities:
Available for sale - taxable	2,266	704	701	222%	223%
Held to maturity	15,754	11,412	—	38%	100%
Federal Home Loan Bank stock	427	288	269	48%	59%
Other	1,749	1,802	601	-3%	191%
Total interest income	211,294	181,439	76,012	16%	178%
Interest Expense
Deposits	104,442	81,062	8,813	29%	1085%
Borrowed funds	6,159	4,967	1,474	24%	318%
Total interest expense	110,601	86,029	10,287	29%	975%
Net Interest Income	100,693	95,410	65,725	6%	53%
Provision for credit losses	6,867	6,407	2,451	7%	180%
Net Interest Income After Provision for Credit Losses	93,826	89,003	63,274	5%	48%
Noninterest Income
Gain on sale of loans	6,733	11,267	17,965	-40%	-63%
Loan servicing fees, net	2,360	2,691	9,731	-12%	-76%
Mortgage warehouse fees	1,028	1,081	1,858	-5%	-45%
Syndication and asset management fees	1,212	4,207	614	-71%	97%
Other income	2,931	3,736	4,429	-22%	-34%
Total noninterest income	14,264	22,982	34,597	-38%	-59%
Noninterest Expense
Salaries and employee benefits	22,146	22,290	21,293	-1%	4%
Loan expenses	804	1,082	1,211	-26%	-34%
Occupancy and equipment	2,232	2,377	1,814	-6%	23%
Professional fees	2,269	3,739	1,303	-39%	74%
Deposit insurance expense	2,178	1,279	759	70%	187%
Technology expense	1,577	1,417	1,236	11%	28%
Other expense	3,566	4,925	3,417	-28%	4%
Total noninterest expense	34,772	37,109	31,033	-6%	12%
Income Before Income Taxes	73,318	74,876	66,838	-2%	10%
Provision for income taxes	18,363	17,720	16,696	4%	10%
Net Income	$54,955	$57,156	$50,142	-4%	10%
Dividends on preferred stock	(8,667)	(8,797)	(5,728)	-1%	51%
Net Income Allocated to Common Shareholders	$46,288	$48,359	$44,414	-4%	4%
Basic Earnings Per Share	$1.07	$1.12	$1.03	-4%	4%
Diluted Earnings Per Share	$1.07	$1.12	$1.02	-4%	5%
Weighted-Average Shares Outstanding
Basic	43,179,604	43,111,353	43,190,066
Diluted	43,290,779	43,274,758	43,360,034

Key Operating Results
(Unaudited)
($ in thousands, except share data)

	Three Months Ended			Change
	March 31,	December 31,	March 31,	1Q23		1Q23
	2023	2022	2022	vs. 4Q22		vs. 1Q22

Noninterest expense	$34,772	$37,109	$31,033	-6%		12%

Net interest income (before provision for credit losses)	100,693	95,410	65,725	6%		53%
Noninterest income	14,264	22,982	34,597	-38%		-59%
Total income	$114,957	$118,392	$100,322	-3%		15%

Efficiency ratio	30.25%	31.34%	30.93%	(109	)bps	(68	)bps

Average assets	$12,885,735	$12,457,893	$10,436,448	3%		23%
Net income	54,955	57,156	50,142	-4%		10%
Return on average assets before annualizing	0.43%	0.46%	0.48%
Annualization factor	4.00	4.00	4.00
Return on average assets	1.71%	1.84%	1.92%	(13	)bps	(21	)bps

Return on average tangible common shareholders' equity (1)	18.89%	20.81%	22.37%	(192	)bps	(348	)bps

Tangible book value per common share (1)	$22.88	$21.88	$18.70	5%		22%

Tangible common shareholders' equity/tangible assets (1)	6.95%	7.49%	8.40%	(54	)bps	(145	)bps

Consolidated ratios
Total capital/risk-weighted assets(2)	12.3%	12.2%	N/A
Tier I capital/risk-weighted assets(2)	11.8%	11.7%	N/A
Common Equity Tier I capital/risk-weighted assets(2)	7.9%	7.7%	N/A
Tier I capital/average assets(2)	11.6%	11.7%	11.3%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

(2) As defined by regulatory agencies; March 31, 2023 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Change
	March 31,	December 31,	March 31,	1Q23		1Q23
	2023	2022	2022	vs. 4Q22		vs. 1Q22

Net income	$54,955	$57,156	$50,142	-4%		10%
Less: preferred stock dividends	(8,667)	(8,797)	(5,728)	-1%		51%
Net income available to common shareholders	$46,288	$48,359	$44,414	-4%		4%

Average shareholders' equity	$1,496,610	$1,445,995	$1,173,837	4%		27%
Less: average goodwill & intangibles	(16,980)	(17,094)	(17,495)	-1%		-3%
Less: average preferred stock	(499,608)	(499,529)	(362,149)	—		38%
Average tangible common shareholders' equity	$980,022	$929,372	$794,193	5%		23%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	18.89%	20.81%	22.37%	(192	)bps	(348	)bps

Total equity	$1,505,684	$1,459,739	$1,188,503	3%		27%
Less: goodwill and intangibles	(16,913)	(17,031)	(17,419)	-1%		-3%
Less: preferred stock	(499,608)	(499,608)	(362,149)	—		38%
Tangible common shareholders' equity	$989,163	$943,100	$808,935	5%		22%

Assets	$14,240,966	$12,615,227	$9,650,592	13%		48%
Less: goodwill and intangibles	(16,913)	(17,031)	(17,419)	-1%		-3%
Tangible assets	$14,224,053	$12,598,196	$9,633,173	13%		48%

Ending common shares	43,233,618	43,113,127	43,267,776

Tangible book value per common share	$22.88	$21.88	$18.70	5%		22%
Tangible common shareholders' equity/tangible assets	6.95%	7.49%	8.40%	(54	)bps	(145	)bps

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-bearing deposits, and other	$184,470	$2,176	4.78%	$225,274	$2,090	3.68%	$1,460,486	$870	0.24%
Securities available for sale - taxable	445,614	2,266	2.06%	323,510	704	0.86%	305,600	701	0.93%
Securities held to maturity	1,115,243	15,754	5.73%	1,002,446	11,412	4.52%	—	—
Mortgage loans in process of securitization	159,333	1,648	4.19%	234,248	2,551	4.32%	349,027	2,245	2.61%
Loans and loans held for sale	10,595,669	189,450	7.25%	10,299,795	164,682	6.34%	8,049,877	72,196	3.64%
Total interest-earning assets	12,500,329	211,294	6.86%	12,085,273	181,439	5.96%	10,164,990	76,012	3.03%
Allowance for credit losses on loans	(45,190)			(40,339)			(31,023)
Noninterest-earning assets	430,596			412,959			302,481

Total assets	$12,885,735			$12,457,893			$10,436,448

Liabilities & Shareholders' Equity:

Interest-bearing checking	4,052,081	40,647	4.07%	4,520,785	37,929	3.33%	4,015,709	2,204	0.22%
Savings deposits	237,289	265	0.45%	252,787	304	0.48%	230,702	33	0.06%
Money market	2,848,500	28,608	4.07%	2,745,904	23,958	3.46%	2,710,961	5,252	0.79%
Certificates of deposit	3,322,991	34,922	4.26%	2,474,427	18,871	3.03%	1,080,438	1,324	0.50%
Total interest-bearing deposits	10,460,861	104,442	4.05%	9,993,903	81,062	3.22%	8,037,810	8,813	0.44%

Borrowings	482,723	6,159	5.17%	451,467	4,967	4.36%	589,597	1,474	1.01%
Total interest-bearing liabilities	10,943,584	110,601	4.10%	10,445,370	86,029	3.27%	8,627,407	10,287	0.48%

Noninterest-bearing deposits	304,119			419,008			518,140
Noninterest-bearing liabilities	141,422			147,520			117,064

Total liabilities	11,389,125			11,011,898			9,262,611

Shareholders' equity	1,496,610			1,445,995			1,173,837

Total liabilities and shareholders' equity	$12,885,735			$12,457,893			$10,436,448

Net interest income		$100,693			$95,410			$65,725

Net interest spread			2.76%			2.69%			2.55%

Net interest-earning assets	$1,556,745			$1,639,903			$1,537,583

Net interest margin			3.27%			3.13%			2.62%

Average interest-earning assets to average interest-bearing liabilities			114.23%			115.70%			117.82%

Supplemental Results
(Unaudited)
($ in thousands)

	Net Income
	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Segment
Multi-family Mortgage Banking	$1,966	$10,228	$11,492
Mortgage Warehousing	8,641	11,776	13,159
Banking	49,307	40,181	28,764
Other	(4,959)	(5,029)	(3,273)
Total	$54,955	$57,156	$50,142

	Total Assets
	March 31,	December 31,	March 31,
	2023	2022	2022
Segment
Multi-family Mortgage Banking	$341,487	$351,274	$293,286
Mortgage Warehousing	3,318,491	2,519,810	2,863,907
Banking	10,430,293	9,587,544	6,409,943
Other	150,695	156,599	83,456
Total	$14,240,966	$12,615,227	$9,650,592

	Gain on Sale of Loans
	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Loan Type
Multi-family	4,920	$10,241	$14,953
Single-family	277	132	457
Small Business Association (SBA)	1,536	894	2,555
Total	$6,733	$11,267	$17,965

	Loans Receivable and Loans Held for Sale
	March 31,	December 31,	March 31,
	2023	2022	2022
Mortgage warehouse lines of credit	$604,445	$464,785	$752,447
Residential real estate	1,215,252	1,178,401	858,325
Multi-family financing	3,566,530	3,135,535	2,876,005
Healthcare financing	1,941,204	1,604,341	850,751
Commercial and commercial real estate (1)	1,194,320	978,661	567,971
Agricultural production and real estate	89,516	95,651	90,688
Consumer and margin loans	15,781	13,498	12,875
	8,627,048	7,470,872	6,009,062
Less: Allowance for credit losses on loans	51,838	44,014	32,102
Loans receivable	$8,575,210	$7,426,858	$5,976,960

Loans held for sale	2,855,250	2,910,576	2,289,094
Total loans, net of allowance	$11,430,460	$10,337,434	$8,266,054

(1) Includes $672.9 million and $497.0 million of revolving  lines of credit collateralized primarily by single-family mortgage servicing rights as of March 31, 2023 and December 31, 2022, respectively.